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                                  EXHIBIT 99.3

THE MAJOR AUTOMOTIVE COMPANIES ANNOUNCES MANAGEMENT CHANGE

CEO, BRUCE BENDELL TO ASSUME RESPONSIBILITIES OF PRESIDENT AND CHIEF OPERATING OFFICER

LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--Sept. 24, 2001-- The Major Automotive Companies, Inc. (Nasdaq NM: MAJR - NEWS) today announced that James R. Wallick, a member of the Company's Board of Directors, as well as the Company's President and Chief Operating Officer, will no longer serve as President and Chief Operating Officer. Bruce Bendell, Chairman and CEO of the Company will take on those titles and responsibilities.

Mr. Wallick will remain as a member of the Board of Directors.

With the divestiture of all of the Company's technology operations, the Board has determined that it is in the best interest of the Company to make this management change now. The Board is confident that The Major Automotive Companies will continue to grow and execute its plans to become one of the leading regional groups of dealerships. The Major Automotive Companies is a leading consolidator of automotive dealerships in the New York Metropolitan area. For additional information, visit the Company's website at http://www.majorworld.com/. The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's annual report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.

CONTACT:

     Rowan & Blewitt
     Hank Boerner, 516/741-8877
     After hours cell: 516/817-3049
     hboerner@rowanblewitt.com
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